REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of HealthShares, Inc.


In planning and performing our audits of the financial statements of HealthShares, Inc. the Company consisting of HealthShares
Autoimmune-Inflammation Exchange-Traded Fund,
HealthShares Cancer Exchange-Traded Fund,
HealthShares Cardio Devices Exchange-Traded Fund,
HealthShares Cardiology Exchange-Traded Fund,
HealthShares Dermatology and Wound Care Exchange-Traded Fund,
HealthShares Diagnostics Exchange-Traded Fund,
HealthShares Emerging Cancer Exchange-Traded Fund,
HealthShares Enabling Technologies Exchange-Traded Fund,
HealthShares European Drugs Exchange-Traded Fund,
HealthShares European Medical Products and Devices Exchange-Traded Fund, HealthShares GI Gender Health Exchange-Traded Fund,
HealthShares Infectious Disease Exchange-Traded Fund,
HealthShares Metabolic-Endocrine Disorders Exchange-Traded Fund,
HealthShares Neuroscience Exchange-Traded Fund,
HealthShares Ophthalmology Exchange-Traded Fund,
HealthShares Orthopedic Repair Exchange-Traded Fund,
HealthShares Patient Care Services Exchange-Traded Fund,
HealthShares Respiratory/Pulmonary Exchange-Traded Fund and
HealthShares Composite Exchange-Traded Fund each a Fund, for the periods ended September 30, 2007, in accordance with the standards of the Public Company Accounting Oversight Board United States, we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR,but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the Companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Companys internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
United States. However, we noted no deficiencies in the Companys internal control over financial reporting and their operations, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of September 30, 2007.

This report is intended solely for the
information and use of management and the shareholders and Board of Directors of the Company and the Securities and Exchange Commission and is not intended and should not be used by anyone other than these specified parties.

Eisner LLP


New York, New York
November 20, 2007